Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 8, 2006 relating to the financial statements for the years ended June 30, 2006 and 2005, which appears in AmeriCredit Corp.’s Annual Report on Form 10-K for the year ended June 30, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

May 23, 2008